CONFIRMING STATEMENT

 This Statement confirms that the undersigned, Richard C. Pfenniger, has authorized and designated each of Andrea D. Kantor and Lydia M. DeSantis to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendment thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of GP Strategies Corporation.  The authority of each of Andrea D. Kantor and Lydia M. DeSantis under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of GP Strategies Corporation unless earlier revoked in writing.  The undersigned acknowledges that each of Andrea D. Kantor and Lydia M. DeSantis is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Act of 1934.

      ___________________________________

      Richard C. Pfenniger

Dated:  January 25, 2005